Exhibit 99.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          The undersigned hereby certifies that, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Neurobiological Technologies, Inc., that this Quarterly Report on Form 10-Q for the three months ended December 31, 2002 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Neurobiological Technologies, Inc.

February 13, 2002	/s/ PAUL E. FREIMAN

Paul E. Freiman Chief Executive Officer (Principal Executive Officer and Principal Accounting Officer)